As filed with the Securities and Exchange Commission on May 15, 2024
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2677995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 North Sam Houston Parkway East
Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

Halliburton Company Stock and Incentive Plan
As Amended and Restated February 13, 2024
(Full Title of the Plan)

______________________

Van H. Beckwith
Executive Vice President, Secretary and Chief Legal Officer
Halliburton Company
3000 North Sam Houston Parkway East
Houston, Texas 77032
(Name and Address of Agent for Service)

(281) 871-2699
(Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I

Information Required In the Section 10(a) Prospectus

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participating employees and non-management directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Sections 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference.

Halliburton Company (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 6, 2024, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2024, and Definitive Additional Materials on Schedule 14A filed with the Commission on April 2, 2024, April 30, 2024, and May 3, 2024, to the extent incorporated by reference into the 2023 Form 10-K.

(c)The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the Commission on April 24, 2024.

(d)The Registrant’s Current Reports on Form 8-K filed with the Commission on February 15, 2024, May 3, 2024, and May 15, 2024.

(e)The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B (No. 001-03492) filed with the Commission on December 12, 1996, including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.     Description of Securities.
    Not Applicable.
Item 5.     Interests of Named Experts and Counsel.
The validity of the securities being registered hereby has been passed upon for Registrant by Bruce A. Metzinger, Vice President and Assistant Secretary. Mr. Metzinger owns Halliburton Common Stock and options to purchase Halliburton Common Stock.

Item 6.     Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation has the power, under specified circumstances, to indemnify any person who is or was a party or is threated to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in any such action, suit, or proceeding.

Section 145 of the DGCL also provides that a Delaware corporation has the power, under specified circumstances, to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit.

In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers.

Section 35 of the Registrant’s By-laws generally provides for mandatory indemnification of each person who is or was or is threatened to be made a witness in or a party to or involved in any civil, criminal, administrative, or investigative action, suit, arbitration, alternative dispute resolution mechanism, administrative hearing, or other proceeding because:

(i)the person is or was an officer or director of the Registrant; or
(ii)to the extent permitted by the DGCL, the person is an employee or agent of the Registrant who is not an officer or director of the Registrant, and the Board of Directors has adopted a resolution stating that such person shall be entitled to the benefits of Section 35 of the Registrant’s By-laws; or
(iii)the person described in (i) or (ii) above is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the DGCL as it existed at the time the respective indemnification provisions of the Registrant’s By-laws were adopted or as it may be amended. Section 145 of the DGCL and Section 35 of the Registrant’s By-laws expressly provide that they are not the exclusive methods of indemnification.

Section 35 of the Registrant’s By-laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any person, including any person who is or was a director, officer, employee or agent of the Registrant or other entity, against any expense, liability, or loss reasonably incurred or suffered. This insurance coverage may be maintained regardless of whether the Registrant would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. However, that provision shall not eliminate or limit the liability:

(i)for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders;
(ii)of a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii)of a director under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock;
(iv)for any transaction from which the director or officer derived an improper personal benefit; or
(v)of an officer in any action by or in the right of the corporation.

The Fifteenth Article of the Registrant’s restated certificate of incorporation contains this type of provision.
Item 7.     Exemption from Registration Claimed.
Not applicable.

Item 8.     Exhibits.
The following documents are filed as part of this Registration Statement or incorporated by reference herein.

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation of Halliburton Company, as currently in effect.	8-K	001-03492	3.1	May 17, 2023
4.2	Revised By-laws of Halliburton Company, as currently in effect.	8-K	001-03492	3.1	May 3, 2024
5.1	Opinion and Consent of Bruce A. Metzinger					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Bruce A. Metzinger (contained in Exhibit 5.1)					X
99.1	Halliburton Company Stock and Incentive Plan as Amended and Restated Effective February 13, 2024	DEF 14A	001-03492	Appendix A	April 2, 2024
99.2	Form of Restricted Stock Agreement	10-K	001-03492	10.36	February 6, 2024
99.3	Form of Restricted Stock Unit Agreement (International)	10-K	001-03492	10.37	February 6, 2024
99.4	Form of Restricted Stock Unit Agreement (U.S. Expat)	10-K	001-03492	10.38	February 6, 2024
99.5	Form of Performance Share Unit Agreement	10-K	001-03492	10.39	February 6, 2024
99.6	Form of Non-Management Director Restricted Stock Unit Agreement	10-K	001-03492	10.42	February 7, 2023
107	Calculation of Filing Fee					X
Item 9.     Undertakings.
A.The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2024.

Halliburton Company
By: /s/ Van H. Beckwith
Executive Vice President, Secretary and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on May 15, 2024.

Signature	Title

/s/ Jeffrey A. Miller	Chairman, President, and Chief Executive Officer and Director (Principal Executive Officer)
Jeffrey A. Miller
/s/ Eric J. Carre	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Eric J. Carre
/s/ Charles E. Geer, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Charles E. Geer, Jr.

/s/ Abdulaziz F. Al Khayyal	Director
Abdulaziz F. Al Khayyal

/s/ William E. Albrecht	Director
William E. Albrecht

/s/ M. Katherine Banks	Director
M. Katherine Banks

/s/ Alan M. Bennett	Director
Alan M. Bennett

/s/ Earl M. Cummings	Director
Earl M. Cummings

/s/ Murry S. Gerber	Director
Murry S. Gerber

/s/ Robert A. Malone	Director
Robert A. Malone

/s/ Bhavesh V. Patel	Director
Bhavesh V. Patel

/s/ Maurice S. Smith	Director
Maurice S. Smith

/s/ Janet L. Weiss	Director
Janet L. Weiss

/s/ Tobi M. Edwards Young	Director
Tobi M. Edwards Young